U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2010

American Capital, Ltd.

(Exact name of registrant as specified in its charter)

DELAWARE	814-00149	52-1451377
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Bethesda Metro Center, 14th Floor Bethesda, MD 20814

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (301) 951-6122

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01.	Other Events.

On June 15, 2010, the Company issued a press release announcing certain additional amendments to the Company’s private offers to holders of its unsecured public and private notes to exchange the notes for cash payments and new secured notes (the “Exchange Offers”). A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Important Information About this Communication

This current report and its contents is not an offer to sell or purchase or an offer to exchange or a solicitation of acceptance of an offer to sell or purchase or offer to exchange any security. Any such offer or solicitation shall be made solely by means of an offering memorandum or other offer document furnished to existing securityholders, and any securities that are offered have not been, and will not be, registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The Company filed with the U.S. Securities and Exchange Commission an Amendment No. 2 to Form T-3, the exhibit to which contains certain additional information provided to holders of the Company’s unsecured public and private notes and to lenders under the Company’s existing credit agreement in connection with the Exchange Offers and the Company’s simultaneous solicitation of votes on a standby prepackaged plan of organization.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Exhibit

99.1	Press Release, dated as of June 15, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN CAPITAL, LTD.

Dated: June 15, 2010	By:	/S/ SAMUEL A. FLAX
Samuel A. Flax Executive Vice President, General Counsel, Chief Compliance Officer and Secretary